SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2009

VLOV, Inc.
(Exact name of registrant as specified in Charter)

NEVADA	000-53155	20-8658254
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No 1749-1751 Xiangjiang Road
Shishi City, Fujian Province
People’s Republic of China

 (Address of Principal Executive Offices)

(561) 245-5155
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 13, 2009, VLOV, Inc. (formerly known as Sino Charter, Inc., the “Company”) filed a Form 8-K (the “Initial Form 8-K”) describing the completion of a share exchange transaction with Peng Xiang Peng Fei Investments Limited (“Peng Xiang”) and its shareholders that resulted in Peng Xiang becoming a wholly-owned subsidiary and the new operating business of the Company on February 13, 2009. The share exchange transaction was accounted for as a reverse acquisition and recapitalization and, as a result, the consolidated financial statements of the Company (the legal acquirer) will, in substance, be those of Peng Xiang (the accounting acquirer), with the assets and liabilities, and revenues and expenses, of the Company being included effective from the date of the share exchange transaction. Additionally, as disclosed in the Initial Form 8-K, the Company changed its fiscal year end in connection with the share exchange transaction, from November 30 to December 31. However, because the share exchange transaction was not completed until after the end of the Company’s original fiscal year on November 30, 2008, the Company was required to file its annual report to report its business activities for such fiscal year period. On February 23, 2009, the Company filed such annual report on Form 10-K, which only included financial statements and information of the Company prior to the share exchange transaction as of November 30, 2008.

On February 18, 2009, a Current Report on Form 8-K/A (“Form 8-K/A Amendment No. 1”) was filed as an amendment to the Initial Form 8-K to remove and revise certain disclosures under Item 4.01 (Changes in Registrant’s Certifying Accountant) and Item 5.02 (Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers) in the Initial Form 8-K to correct inadvertent drafting errors.

This Current Report on Form 8-K/A Amendment No. 2 (“Form 8-K/A Amendment No. 2”) is being filed to furnish the consolidated financial statements of Peng Xiang as of December 31, 2008, as well as the pro forma condensed combined financial information with respect to the Company’s reverse acquisition of Peng Xiang. Additionally, we are amending certain disclosures under Item 2.01 (Completion of Acquisition or Disposition of Assets) to update certain information regarding the business operations of Peng Xiang as of December 31, 2008, and to include certain disclosures regarding Peng Xiang that would be required in an annual report on Form 10-K.

This Form 8-K/A Amendment No. 2 is limited in scope to the revisions described above and does not amend, update, or change any other items or disclosures contained in the Initial Form 8-K or Form 8-K/A Amendment No. 1. Accordingly, all other items that remain unaffected are omitted in this filing. The filing of this Form 8-K/A Amendment No. 2 shall not be deemed an admission that the Initial Form 8-K and Form 8-K/A Amendment No. 1, when filed, intentionally included any known untrue statement of material fact or knowingly omitted to state a material fact necessary to make a statement not misleading.

Item 2.01             Completion of Acquisition or Disposition of Assets

Our Products

We design and distribute a broad array of products in various categories, of which 80% are dedicated to men’s market and 20% are dedicated to women’s market.  Our products lines include the following:

Women’s Clothing:	jeans, jackets, t-shirts, windbreakers, sweaters, cotton wear, knit wear and accessories

Men’s Clothing:	jeans, jackets, undershirts, t-shirts, shirts, windbreakers, sweaters, cotton wear, knit wear and accessories

The revenue breakdown per production category for the year ended December 31, 2008 was as follows: 23.65% jeans; 33.33% shirts, undershirts and windbreakers; 19.73% jackets; 5.97% t-shirts; 8.62% cotton wear; and 8.70% other clothing and accessories.

Our Distribution Channel and Customers

We do not directly engage in retail sales of our products; we market and distribute our products through independent agents, each of whom is granted rights to market and sell our products in a defined market or territory through a distribution agreement. We currently have distribution agreements with 14 distributors throughout northern, central and southern China.

The following is a list of our top ten major distributors for the year ended December 31, 2008. One of our distributors accounted for more than 25% of our total sales in 2008.

Distributor	Geographical Location	Fiscal 2008 Sales (RMB)	Fiscal 2008 Sales (US$) *	% of Sales
Xinshiji Apparel City, Fengtai District, Beijing	Beijing	11,839,077	approx. $1,727,273	3.29%
Jinduren Store, Shenhe District, Shenyang	Liaoning	19,014,309	approx. $2,774,111	5.28%
Jinduren Store in Duocai Xintiandi, Shaanxi	Shaanxi	21,168,381	approx. $3,088,381	5.88%
Nachun Li	Guangxi	19,711,259	approx. $2,875,793	5.48%
Yinji Fuchun Apparel, Zhengzhou	Henan	20,223,989	approx. $2,950,598	5.62%
Yunfang Jingduren Store, Kunming	Yunnan	33,676,566	approx. $4,913,275	9.36%
Jingduren Store, Tianqiao District, Jinan	Shandong	37,506,369	approx. $5,472,027	10.46%
Jinyang Commerce Co., Ltd., Wuhan	Hubei	45,785,411	approx. $6,679,906	12.76%
Clothwork Apparel, Wanma Plaza, Jiangxi	Jiangxi	54,870,910	approx. $8,005,443	15.30%
C-002 of Mingzhu 100 Market, Hangzhou	Zhejiang	92,684,855	approx. $13,522,345	25.84%

* Based on an exchange rate of 1US$ = 6.85420 RMB as quoted on www.oanda.com on December 31, 2008.

Through our distributors, our products are currently sold at 689 V·LOV retail stores in China. These retail stores, also known as points of sales or POS, include counters, concessions, free standing stores and store-in-stores. We do not own or operate any V·LOV retail stores ourselves; the POS are established and owned by our distributors, each of whom operates its network of POS directly or through third party retail operators. V·LOV POS are currently spread over 10 provinces in the PRC. A breakdown of our POS by provinces is as follows:

PROVINCES	NUMBER OF POS
Beijing	39
Zhejiang	78
Shandong	153
Jiangxi	105
Yunnan	68
Shaanxi	62
Liaoning	38
Hubei	45
Henan	69
Guangxi	32

Our Sales and Marketing

Our advertising expenses were RMB 10.55 million (US$1,388,832) and RMB 18.62 million (US$2,683,729) for the fiscal years ended 2007 & 2008 respectively.  Advertising expenses represented 43.00% to 42.94% of our operating costs for these years and we expect that it will increase approximate 5% to 7% within the next two years.

Summary Consolidated Financial Data

The following tables summarize consolidated financial data regarding the business of Peng Xiang and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements of Peng Xiang and the related notes included with those financial statements.  The summary consolidated financial information for the fiscal years ended December 31, 2008 and 2007 have been derived from the consolidated financial statements for Peng Xiang.  All monetary amounts are expressed in U.S. Dollars unless otherwise indicated.

Income Statement Data:

(Amounts in thousands and in USD)

	Year Ended December 31,
	2008	2007
Sales	51,867	39,727
Cost of Sales	33,316	24,939
Gross Profit	18,551	14,788
Total Operating Expenses	6,250	3,230
Operating Income	12,301	11,558
Total Other Income (Expenses)	(44)	8
Earnings Before Tax	12,257	11,566
Income Tax / Deferred Benefit	3,065	3,817
Net Income	9,192	7,749

Balance Sheet Data:

(Amounts in thousands and in USD)

	As of December 31,
	2008	2007
Cash and Cash Equivalents	$2,863	2,758
Working Capital	6,230	1,381
Total Assets	12,647	13,660
Total Liabilities	5,078	11,217
Total Stockholders’ Equity	7,569	2,443

Management’s Discussion and Analysis or Plan of Operations

The following discussion and analysis of the results of operations and financial condition of Peng Xiang for the fiscal years ended December 31, 2008 and  2007 should be read in conjunction with the Selected Consolidated Financial Data, Peng Xiang’s  financial statements, and the notes to those financial statements that are included elsewhere in this Current Report on Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

We are a leading apparel producer that designs, develops, manufactures, distributes and sells high fashion apparel and accessories to fashion conscious consumers in the PRC.  We market and distribute our products into the China market by entering into distribution agreements with independent agents, each of whom is granted rights to market and sell our products in a defined market or territory.  We currently have agreements with 14 distributors throughout northern, central and southern China.  After distributors place purchase orders for our products, we manufacture and deliver our products to our distributors.  Our distributors currently own and operate 689 POS across the PRC, including counters, concessions and free standing stores and store-in-stores.  We maintain and exercise control over advertising and marketing activities from our headquarters in Fujian, China; where we set the tone for integrity, consistency and direction of the V·LOV brand image throughout China.

Critical Accounting Policies

Certain of our accounting policies are important to the portrayal of our financial condition, since they require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain. Estimates associated with these policies are susceptible to material changes as a result of changes in facts and circumstances.

While our significant accounting policies are more fully described in Note 1 to our consolidated financial statements appearing at Exhibit 99.1, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis:

Revenue Recognition

Revenue from the sales of goods is recognized on the transfer of significant risks and rewards of ownership, which generally coincides with the time when the goods are delivered and the title has passed to the customers. Revenue excludes value-added tax and is arrived at after deduction of trade discounts and allowances.

Accounts receivable

Accounts receivable, which are unsecured, are stated at the amount we expect to collect. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. We evaluate the collectability of our accounts receivable based on a combination of factors, including customer credit-worthiness and historical collection experience. Management reviews the receivable aging and adjusts the allowance based on historical experience, financial condition of the customers and other relevant current economic factors. As of December 31, 2008 and 2007, all of the trade receivable balances were aged less than 90 days and have been collected in full subsequent to the balance sheet date. Therefore, management has determined that no allowance for uncollectible amounts is required.

Recently Adopted Accounting Pronouncements

We have adopted Statement of Financial Accounting Standards (“SFAS”) 157 “Fair Value Measurements” and SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities including an Amendment of FASB Statement No. 115” (“FAS 159”) on January 1, 2008.  SFAS 157 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

Level I -	Quoted prices (unadjusted) in active markets for identical asset or liabilities that the Company has the ability to access as of the measurement date.

Level II -	Inputs other than quoted prices included within Level I that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.

Level III -	Unobservable inputs for the asset or liability only used when there is little, if any, market activity for the asset or liability at the measurement date.

Our financial assets mainly consist of cash and cash equivalents, and accounts receivables. The fair values of the financial assets approximate their book value due to short maturities. Therefore, the adoption had no significant impact on the measurement of the financial assets.

New Accounting Standards

In December 2007, the FASB issued SFAS 160 “Accounting for Noncontrolling Interests”, which clarifies the classification of noncontrolling interests in statements of financial position and the accounting for and reporting of transactions between the reporting entity and holders of such noncontrolling interests. SFAS 160 will be effective for fiscal years beginning after December 15, 2008. We are currently evaluating the impact of this standard on our Financial Statements; however, we do not expect that the adoption of SFAS 160 will have a material impact on our financial condition or results of operations.

In December 2007, the FASB issued SFAS 141(R) “Applying the Acquisition Method”, which clarifies the accounting for a business combination and requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS 141(R) will be effective for fiscal years beginning after December 15, 2008. We are currently evaluating the impact of this standard on our Financial Statements; however, we do not expect that the adoption of SFAS 141(R) will have a material impact on our financial condition or results of operations.

Results of Operations

Comparison of Year Ended December 31, 2008 and 2007

	Year Ended December 31,
	2008		2007
	(Amounts in thousands, in U.S. Dollars, except for percentages)
Sales	$51,867	100.00%	$39,727	100.00%
Gross Profit	$18,551	35.77%	$14,788	37.22%
Operating Expense	$6,250	12.05%	$3,230	8.13%
Income From Operations	$12,301	23.72%	$11,558	29.09%
Other Expenses / (Income)	$44	0.08%	$(8)	(0.02)%
Income tax expenses	$3,065	5.91%	$3,817	9.61%
Net Income	$9,192	17.73%	$7,749	19.50%

Sales

Sales were $51,867,000 for the year ended December 31, 2008 compared to $39,727,000 for the year ended December 31, 2007, an increase of $12,140,000 or 30.56%.  We generate revenue primarily from the production and sale of garments in the domestic Chinese markets through our 689 POS spread across 10 provinces.  The increase in our sales was primarily attributable to our marketing efforts under the VLOV brand and the rapid expansion of our sales network.

The following table sets forth a breakdown of our total sales revenue, by provinces, for the periods indicated:

	Year Ended December 31,
	2008		2007
	(Amounts in thousands, in U.S. Dollars, except for percentages)
	$	% of total sales revenue	$	% of total sales revenue	Growth in 2008 compared with 2007

Beijing	$1,707	3.29%	$1,264	3.18%	35.05%
Zhejiang	$13,361	25.76%	$9,538	24.01%	40.08%
Shandong	$5,407	10.42%	$4,074	10.25%	32.72%
Jiangxi	$7,910	15.25%	$5,928	14.92%	33.43%
Yunnan	$4,854	9.36%	$3,563	8.97%	36.23%
Shanxi	$3,051	5.88%	$2,113	5.32%	44.39%
Liaoning	$2,741	5.28%	$2,072	5.22%	32.29%
Hubei	$6,600	12.72%	$4,869	12.26%	35.55%
Henan	$2,915	5.62%	$2,195	5.53%	32.80%
Guangxi	$2,841	5.48%	$2,121	5.34%	33.95%
Others	$480	0.93%	$1,990	5.00%	(75.88	) %
Total Net Sales	$51,867	100.00%	$39,727	100.00%	30.56	%]

Cost of Sales and Gross Profit Margin

The following table sets forth the components of our cost of sales and gross profit both in absolute amount and as a percentage of total net sales for the periods indicated.

	Year Ended December 31,
	2008		2007
	(Amounts in thousands, in U.S. Dollars, except for percentages)
Total Net Sales	$51,867	100.0%	$39,727	100.00%
O.E.M. Finished Goods	$26,267	50.64%	$3,223	8.11%
Raw Materials	$4,758	9.17%	$16,657	41.93%
Labor	$759	1.46%	$644	1.62%
Outsource Production Costs	$809	1.56%	$3,874	9.75%
Overhead and Other Expenses	$723	1.39%	$541	1.36%
Total Cost of Sales	$33,316	64.23%	$24,939	62.78%
Gross Profit	$18,551	35.77%	$14,788	37.22%

Raw materials cost and outsource production cost accounted for 9.17% and 1.56%, respectively, of our total net sales for the year ended December 31, 2008, compared to 41.93% and 9.75%, respectively, for the year ended December 31, 2007. In 2007, we decided to modify our focus from outsourcing to O.E.M. manufacturing, and as a result, our O.E.M. cost increased from 8.11% of our total net sales for 2007 to 50.64% of our total net sales for 2008.

Labor cost accounted for 1.46% of our total net sales for the year ended December 31, 2008, slightly down from 1.62% compared to the same period in 2007.  Overhead and other expenses remained almost constant, at 1.39% and 1.36% of our total net sales for the years ended December 31, 2008 and 2007, respectively.

Total cost of sales for the year ended December 31, 2008 was $33,316,000, an increase of 33.59% from $24,939,000 for the same period in 2007. As a percentage of total net sales, our cost of sales increased to approximately 64.23% of total net sales for 2008, up slightly from approximately 62.78% of total net sales for 2007. Consequently, gross margin as a percentage of total net sales decreased slightly to 35.77% for the year ended December 31, 2008 from 37.22% for the same period in 2007. Our gross margin decreased mainly due to the increase of the cost of materials.

The following table sets forth our total net sales, cost of sales, gross profit and gross margin of the geographic market segments for the periods indicated.

	Year Ended December 31,

	2008				2007
	Net Sales	Cost of sales	Gross profit	Gross margin	Net Sales	Cost of sales	Gross profit	Gross margin
	(Amounts in thousands, in U.S. Dollars, except for percentages)

Beijing	$1,707	$1,105	$602	35.27%	$1,264	$799	$465	36.79%
Zhejiang	$13,361	$8,554	$4,807	35.98%	$9,538	$5,924	$3,614	37.89%
Shandong	$5,407	$3,482	$1,925	35.60%	$4,074	$2,548	$1,526	37.46%
Jiangxi	$7,910	$5,080	$2,830	35.78%	$5,928	$3,701	$2,227	37.57%
Yunnan	$4,854	$3,117	$1,737	35.78%	$3,563	$2,183	$1,380	38.73%
Shanxi	$3,051	$1,962	$1,089	35.69%	$2,113	$1,350	$763	36.11%
Liaoning	$2,741	$1,760	$981	35.79%	$2,072	$1,291	$781	37.69%
Hubei	$6,600	$4,216	$2,384	36.12%	$4,869	$3,018	$1,851	38.02%
Henan	$2,915	$1,858	$1,057	36.26%	$2,195	$1,350	$845	38.50%
Guangxi	$2,841	$1,816	$1,025	36.08%	$2,121	$1,292	$829	39.09%
Others	$480	$366	$114	23.75%	$1,990	$1,483	$507	25.48%
Total	$51,867	$33,316	$18,551	35.77%	$39,727	$24,939	$14,788	37.22%

Overall gross margin for the year ended December 31, 2008 was 35.77%, which decreased slightly from 37.22% for the year ended in December 31, 2007.  The cost of our materials increased in 2008, and we were not able to pass off such increase to our customers. As a result, our overall gross margin for 2008 decreased slightly.

Selling, General and Administrative Expenses

	Year Ended December 31,
	2008		2007
	$	% of Total Net Sales	$	% of Total Net Sales
	(Amounts in thousands, in U.S. Dollars, except for percentages)
Gross Profit	$18,551	35.77%	$14,788	37.22%
Operating Expenses:
Selling Expenses	3,547	6.84%	1,847	4.65%
General and Administrative Expenses	2,703	5.21%	1,383	3.48%
Total	6,250	12.05%	3,230	8.13%
Income from Operations	12,301	23.72%	11,558	29.09%

Selling expenses were $3,547,000 for the year ended December 31, 2008, compared to $1,847,000 for the year ended December 31, 2007, an increase of $1,700,000 or 92.04%.  The increase was mainly due to an increase in promotional and advertising expenses, from $1,389,000 for 2007 to $2,684,000 for 2008.

General and administrative expenses increased from $1,383,000 for the year ended December 31, 2007 to $2,703,000 for the same period in 2008, an increase of $1,320,000 or 95.08%.  The increase was mainly due to a significant amount spent on research and development from $1,029,000 for the year ended December 31, 2007 to $2,241,000 for the year ended December 31, 2008.

Interest Expenses

Interest expenses were $67,000 for the year ended December 31, 2008 compared to $46,000 for the year ended December 31, 2007. This increase was mainly due to increase in interest rate on a short-term loan in the amount of $587,000 used to supplement our working capital.

Income Tax Expenses

Income tax expenses for December 31, 2007 and 2008 amounted to $3,817,000 and $3,065,000 respectively, and our income tax rates were 33% and 25% during 2007 and 2008 respectively. The decrease in income tax expenses was attributable to a decrease in tax rate for the year ended December 31, 2008.

Net Income

Net income was $9,192,000 for the year ended December 31, 2008 compared to $7,749,000 for the year ended December 31, 2007, an increase of $1,443,000 or 18.62%. This increase was mainly attributable to an increase in our net sales driven by increased demand of our products and a decrease in our income tax rate in 2008.

Liquidity and Capital Resources

As of December 31, 2008, we had cash and cash equivalents of $2,863,000, other current assets of $8,445,000 and current liabilities of $5,078,000. We presently finance our operations primarily from the cash flow from our operations, and we anticipate that this will continue to be our primary source of funds to finance our short-term cash needs. If we require additional capital to expand or enhance our existing facilities, we will consider debt or equity offerings or institutional borrowing as potential means of financing.

Net cash provided by operating activities for 2008 was $9,026,000 compared with $6,947,000 in 2007. This increase was mainly attributable to an increase in our net income.

Net cash provided by investing activities was $114,000 in 2008, compared with $69,000 net cash provided by investing activities in 2007. This increase in 2008 was mainly due to receipts from advances to a director.

Net cash used in financing activities was $9,388,000 in 2008, compared with $6,663,000 in 2007. The increase in net cash used in financing activities was as a result of dividend payments by Yinglin Jinduren of $9,389,000 in 2008.

As of December 31, 2008, we had inventories of $514,000, compared with $4,708,000 as of December 31, 2007. The significant decrease of inventories resulted because a majority of our products in 2008 were made by contract factories that ship finished goods directly to our distributors after final quality inspections. As a result, raw material and finished goods as of December 31, 2008 dropped to $262,000 and $229,000, respectively, from $2,289,000 and $2,251,000, respectively, as of December 31, 2007.

As of December 31, 2008, our accounts receivable amounted to $7,843,000, an increase of 73.75% from $4,514,000 as of December 31, 2007. The debtor turnover ratio increased to 44 days as of December 31, 2008 from 29 days as of December 31, 2007. The increase in accounts receivables was mainly due to increase in sales and delay of repayment by our customers. Although the debtor turnover ratio increased by 15 days, the average settlement days were still less than 90 days and within the credit period we grant to our customers.

As of December 31, 2008, we had accounts payables of $2,040,000, compared with $3,406,000 as of December 31, 2007, a decrease of 40.11%. The decrease was mainly due to repayment of certain outstanding debts during the year ended December 31, 2008. As of December 31, 2007, around 15% of accounts payables were aged over 90 days. With increasing cash inflows during 2008, we were able to settle these outstanding payables and as a result, most of our accounts payables as of December 31, 2008 were aged less than 90 days.

As of December 31, 2008, we had accrued expenses and other payables of $543,000, compared with $714,000 as of December 31, 2007. The decrease was mainly due to the decrease of provision for advertisement subsidies to distributors by $150,000, from $569,000 as of December 31, 2007 to $419,000 as of December 31, 2008.

Quantitative and Qualitative Disclosures about Market Risk

Not applicable.

Certain Relationships and Related Transactions

	December 31, 2008	December 31, 2007

Amounts due from a director:
Mr. Qingqing Wu (1) (2)	$-	$156,000
Amount due to a director:
Mr. Qingqing Wu (1) (3)	2,000	1,000

(1)	The amount due to/from a director was unsecured, interest-free and repayable on demand.

(2)	The amount due from Mr. Wu is money advanced to him by Yinglin Jinduren.

(3)	The amount due to Mr. Wu is money he advanced to us for our general expenses.

Unresolved Staff Comments

Not applicable.

Submission of Matters to a Vote of Security Holders

Not applicable.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosures

Not applicable.

Controls and Procedures

Not applicable.

Compliance with Section 16(a) of the Exchange Act

Not applicable.

Principal Accounting Fees and Services

Audit Fees

For the years ended December 31, 2008 and 2007, the aggregate fees billed by our independent auditors, Crowe Horwath LLP (“Crowe Horwath”), for professional services rendered for the audit of Peng Xiang’s annual financial statements were $150,000 and $240,000, respectively.

Audited-Related Fees

For the years ended December 31, 2008 and 2007, there were no fees billed by Crowe Horwath for services reasonably related to the performance of the audit or review of the financial statements outside of those fees disclosed above under “Audit Fees.”

Tax Fees

For the years ended December 31, 2008 and December 31, 2007, there were no fees billed by Crowe Horwath for services rendered for tax compliance, tax advice and tax planning work to Peng Xiang.

All Other Fees

For the years ended December 31, 2008 and December 31, 2007, there were no other fees billed by Crowe Horwath for products and services outside of those fees disclosed above under “Audit Fees”, “Audit-Related Fees” and “Tax Fees”.

Item 9.01             Financial Statement and Exhibits.

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Audited consolidated financial statements of Peng Xiang Peng Fei Investments Limited for the years ended December 31, 2008 and 2007, and accompanying notes to the consolidated financial statements *

99.2	Unaudited pro forma consolidated financial statements of VLOV, Inc., and accompanying notes to pro forma consolidated financial statements *

* Filed Herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VLOV, INC.

Dated: May 4, 2009	By:	/s/ Qingqing Wu
Qingqing Wu
Chairman and Chief Executive Officer